                                                                  Rule 424(b)(3)
                                                                   No. 333-70753

                     B.F. SAUL REAL ESTATE INVESTMENT TRUST

This prospectus supplement is part of, and should be read in conjunction with, the prospectus dated February 8, 2002 relating to the offering by B.F. Saul Real Estate Investment Trust of up to $70,704,000 in principal amount of notes maturing from one to ten years, as selected by the investor, with varying interest rates as fixed from time to time by us.

Commencing July 1, 2002, notes offered by us will bear interest at the following rates:

                          Note Maturities     Interest Rate
                          From Issue Date       Per Annum
                          ---------------     -------------
                            One Year              4.0%
                            Two Years             5.0%
                            Three Years           5.5%
                            Four Years            6.0%
                            Five Years            7.0%
                            Six Years             8.0%
                            Seven Years           9.0%
                            Eight Years           9.0%
                            Nine Years            9.5%
                            Ten Years             9.5%
                          ---------------------------------




June 28, 2002                                  Prospectus Dated March 1, 2002